UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2017 (October 23, 2017)

CAESARS ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-10410	62-1411755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Caesars Palace Drive, Las Vegas, Nevada 89109

(Address of Principal Executive Offices)(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 23, 2017, Caesars Entertainment Corporation (“CEC”) announced that CEOC, LLC, a wholly-owned subsidiary of CEC (“CEOC”), intends to enter into a $265 million incremental term loan facility (the “Incremental Term Loan”) under CEOC’s existing Credit Agreement, dated as of October 6, 2017 (the “CEOC Credit Agreement”), among CEOC, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the lenders party thereto. The closing and funding of the Incremental Term Loan is subject to certain customary conditions, including receipt of regulatory approvals and the negotiation and execution of definitive documentation. The Incremental Term Loan is expected to be structured as an add-on to CEOC’s existing term loans and is expected to have the same terms as the existing term loans outstanding under the CEOC Credit Agreement, including the same applicable interest rate and October 6, 2024 maturity date.

The funding and closing of the Incremental Term Loan is anticipated to occur during the fourth quarter of 2017. CEOC intends to use the net cash proceeds from the Incremental Term Loan together with cash on hand to repay all outstanding senior secured notes issued by Chester Downs and Marina, LLC (“Chester Downs”), the owner of Harrah’s Philadelphia Casino and Racetrack, and Chester Downs Finance Corp. (“Chester Finance”). Upon the closing and funding of the Incremental Term Loan and the repayment of the existing indebtedness of Chester Downs and Chester Finance, it is expected that Chester Downs will become a guarantor under the CEOC Credit Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “will,” “expect,” and “anticipate,” or the negative of these words or other words or expressions of similar meaning. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in CEC’s filings with the Securities and Exchange Commission and access to available and reasonable financing on a timely basis, including the Incremental Term Loan, which may not be consummated on the terms contemplated or at all.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Forward-looking statements set forth in this document speak only as of the date hereof, and CEC undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Dated: October 23, 2017	By:	/S/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary